Exhibit 10.3

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of May 31, 2019 (this “Assignment”), by and between Sunoco, LLC, a Delaware limited liability company (“Assignor”) and Attis Ethanol Fulton, LLC, a Georgia limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, certain affiliates of Assignor are parties to the Purchased Contracts (as defined in the Agreement) (collectively, the “Sunoco Affiliate Parties” and each, a “Sunoco Affiliate Party”);

WHEREAS, Assignor, directly or indirectly, owns 100% of the limited liability company interests of the Sunoco Affiliate Parties; and

WHEREAS, in accordance with the terms of that certain Second Amended and Restated Asset Purchase Agreement, dated as of May 31, 2019 (as amended, amended and restated and supplemented to date, the “Agreement”), providing for, among other things, the purchase and sale of the Purchased Assets, including the Purchased Contracts and the Assumed Liabilities, Assignor, on behalf of each of the Sunoco Affiliate Parties, and Assignee have agreed to enter into this Assignment, providing for (a) the assignment from the applicable Sunoco Affiliate Party, to Assignee of all of such Sunoco Affiliate Party’s right, title and interest in, under and to the Purchased Contracts from and after the Closing, on and subject to the terms of the Agreement and this Assignment, and (b) the acceptance by Assignee of such assignment and the assumption by Assignee of (i) all obligations to be performed by the applicable Sunoco Affiliate Party, under the Purchased Contracts on and after the Closing Date and (ii) the other Assumed Liabilities.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Assignment. In accordance with and subject to the terms of the Agreement, Assignor, on behalf of each of the Sunoco Affiliate Parties, hereby sells, assigns, transfers and conveys to Assignee, to the extent that such are legally assignable and any necessary consents to assignment have been obtained, all of the applicable Sunoco Affiliate Party’s right, title and interest in, under and to the Purchased Contracts from and after the Closing.

2. Acceptance and Assumption. In accordance with and subject to the terms of the Agreement, Assignee hereby (a) purchases and accepts the assignment, transfer and conveyance, to the extent that such are legally assignable and necessary consents to assignment have been obtained, of each Sunoco Affiliate Party’s right, title and interests in, under and to the Purchased Contracts; (b) unconditionally and irrevocably assumes, undertakes and agrees, subject to valid claims and defenses, to pay, satisfy, perform and discharge in full, as and when due, and release and discharge Assignor, each applicable Sunoco Affiliate Party and their respective successors and assigns completely and forever from, all obligations and liabilities of any kind arising out of, or required to be performed under, such assigned Purchased Contracts from and after the Closing and (c) unconditionally and irrevocably assumes, undertakes and agrees to pay, satisfy, perform and discharge in full, as and when due, and release and discharge Assignor, each applicable Sunoco Affiliate Party and their respective successors and assigns completely and forever from, all of the Assumed Liabilities and all obligations and liabilities of any kind arising out of Assignee’s assumption of the Assumed Liabilities.

3. Conflict. In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the Agreement shall govern.

4. Parties in Interest. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5. Counterparts. This Assignment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one and the same instrument.

6. Governing Law. This Assignment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas as applied to contracts made and performed entirely in such state.

7. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Assignment as of the date first written above.

ASSIGNOR:

SUNOCO, LLC

By:	/s/ Karl Fails
Name:	Karl Fails
Title:	President

Signature Page to

Assignment and Assumption Agreement

ASSIGNEE:

ATTIS ETHANOL FULTON, LLC

By:	/s/ Jeffrey S. Cosman
Name:	Jeffrey S. Cosman
Title:	Manager

Signature Page to

Assignment and Assumption Agreement